EXHIBIT 1
SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2007

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks — 37.88%
Materials and Processing — 2.47%
Washington Group International(1)	3,200	280,992
Freeport — McMoran	2,400	251,736
Producer Durables — 3.54%
Thomas & Betts (1)	3,700	216,968
Gardner Denver(1)	5,100	198,900
United Technologies, Corp.	2,700	217,296
Esco Technologies Inc(1)	3,900	129,636
Consumer Discretionary — 2.21%
Macy’s Inc,	4,700	151,904
McQuarie Infrastructure Company Trust	4,700	181,373
Liz Claiborne	4,200	144,186
Consumer Staples — 1.92%
Colgate-Palmolive Co.	3,200	228,224
General Mills	3,200	185,632
Health Care — 2.43%
Pfizer, Inc	7,300	178,339
Alpharma Inc(1)	7,500	160,200
Universal Health Services	3,400	185,028
Other Energy — 3.95%
Apache Corporation	2,706	243,702
Unit Corp. (1)	3,700	179,080
Arch Coal	5,900	199,066
Noble Energy, Inc.	3,300	231,132
Integrated Oils — 2.09%
Conoco / Phillips	2,600	228,202
Exxon Mobil Corp	2,400	222,144
Financial Services — 6.41%
American Express	3,100	184,047
Allstate Corp	2,900	165,851
Bank of America Corp	3,700	185,999
Citigroup, Inc.	3,399	158,631
Cullen / Frost Bankers Inc	3,400	170,408
JP Morgan Chase & Co.	3,588	164,402
Zions Bancorporation	2,100	144,207
Willis Group Holdings Ltd.	5,100	208,794
Technology — 5,75%
Automatic Data Processing	3,600	165,348
Cadence Design Systems, Inc.(1)	11,200	248,528
Harris Corp	3,600	208,044
IBM	1,900	223,820
See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2007

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks — 37.88%, continued
Technology — 5.75%, continued
Microsoft Corp.	6,200	182,652
Oracle Corp. (1)	9,800	212,170
Utilities — 3.07%
Exelon Corporation	3,300	248,688
Oneok Inc	4,200	199,080
P G & E Corp.	4,500	215,100
Auto & Transportation — 1.95%
Alexander & Baldwin	3,600	180,468
Wabtec Corp.(1)	6,400	239,744
Multi-Sector Companies — 2.09%
General Electric Co	5,000	207,000
ITT Corporation	3,600	244,548

Total Common Stocks (cost $6,266,247)		8,171,269

Real Estate Investment Trusts — 1.92%
Residential — .40%
Archstone Smith Trust	800	48,112
Equity Residential Property Sh Ben Int	900	38,124
Retail — .72%
Getty Realty Corp	1,400	38,080
Simon Property Group Inc.	400	40,000
Kimco Realty Corp.	900	40,689
Weingarten Realty Investors	900	37,314
Healthcare — .18%
Health Care Property Investors, Inc.	1,200	39,804
Industrial/Office — .41%
Boston Properties Inc.	400	41,560
Prologis TR Sh Ben Int	700	46,445
Diversified — .20%
Vornado Realty TR Sh Ben Int	400	43,740

Total Real Estate Investment Trusts (cost $195,327)		413,868

Preferred Stock — 2.43%
Financial Services
Lehman Bros. Holdings Pfd. 1/100 SER G	7,000	169,050
Wells Fargo CAP PFD	6,800	169,388
Consumer Discretionary
CBS Corp. New 7.25%	7,400	184,778

Total Preferred Stock (cost $535,726)		523,216

See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2007

	Principal
	Amount or	Fair
	Shares	Value

Municipal Bonds — 53.88%
ARKANSAS — .14%
Springdale AK Sales & Use Tax
4.000% due 7/1/16	30,000	30,017
CALIFORNIA — 1.49%
Long Beach Calif
5.000% due 5/01/13	300,000	322,299
COLORADO — 3.30%
Colorado Ed. & Cultural
6.875% due 12/15/10	250,000	276,833
Colorado Ed. & Cultural
5.250% due 04/01/11	70,000	70,834
Colorado Ed. & Cultural
5.750% due 06/01/11	100,000	107,414
High Plains Met Dist.
4.375% due 12/01/15	255,000	257,219
DISTRICT OF COLUMBIA — 1.26%
Washington DC Convention CTR
5.000% due 10/01/16	250,000	271,285
FLORIDA — 3.53%
Tampa, FL Rev
5.000% due 04/01/18	145,000	154,744
Volusia City Health Fac.
6.000% due 06/01/12	600,000	606,978
GEORGIA — 2.01%
Fairburn Combined Utilities GA
5.375% due 10/01/13	250,000	265,470
Summerville, GA Pub
5.000% due 01/01/11	75,000	76,501
Valdosta & Lowndnes Cry Hosp.
5.500% due 10/01/14	85,000	92,383
ILLINOIS — 9.09%
Gilberts, IL Spl Svc.
4.250% due 03/01/12	50,000	51,231
Illinois Dev Fin Auth
5.700% due 07/01/12	190,000	192,419
Illinois Fin Auth Rev
4.000% due 07/01/13	200,000	200,966
Illinois Fin Auth Rev
4.500% due 07/01/15	125,000	128,628
Illinois Fin Auth Rev
5.000% due 08/01/16	450,000	488,187
Chicago Housing
5.000% due 07/01/12	200,000	207,940
See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2007

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds — 53.88%, continued
Illinois Health Fac. Auth
6,000% due 02/15/11	420,000	427,127
Maywood, IL
5.500% due 01/01/16	250,000	264,250
INDIANA — 1.17%
Munster, IN
4.300% due 01/15/12	100,000	100,922
Indiana St. Edl Facs
5.400% due 10/01/13	150,000	151,830
LOUISIANA — 3.94%
Louisiana Housing
6.000% due 09/01/15	570,000	587,699
Louisiana St Untld. G.O.
5.000% due 07/15/11	250,000	261,992
MARYLAND — .75%
Baltimore Convention Center
5.000% due 09/01/14	150,000	161,506
MINNESOTA — 5.34%
Marshall MN Med
5.450% due 11/01/18	250,000	255,773
Minnesota St.
5.000% due 09/15/18	180,000	185,085
Minnesota St. Higher
5.250% due 10/1/19	100,000	106,244
University Minn
5.750% due 7/1/18	400,000	461,000
Woodbury Minn Partn
4.600% due 2/1/26	150,000	144,015
MISSOURI — 2.15%
Clay Cnty Mo Reorg Sch Dist
5.000% due 3/1/15	300,000	323,886
Missouri St. Environmental Impt
5.000% due 1/1/11	135,000	140,941
MONTANA — 1.39%
Montana St. Dept. Transn Rev
5.000% due 6/1/20	285,000	300,743
NORTH DAKOTA — 1.60%
North Dakota St. Bldg. Auth.
5.250% due 12/01/13	330,000	345,909
OKLAHOMA — .48%
Pottawatonie County
5.000% due 09/01/10	100,000	102,885
See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2007

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds — 53.88%, continued
PENNSYLVANIA — 4.06%
Latrobe IDA St. Vincent
5.375% due 05/01/13	250,000	259,215
Pennsylvania St. Higher Ed.
4.750% due 08/01/15	250,000	266,847
Pennsylvania St. Higher Ed.
4.250% due 5/01/13	350,000	349,723
SOUTH DAKOTA — .80%
South Dakota St. Health
4.500% due 04/01/12	175,000	172,403
TEXAS — 4.89%
Austin, Tex Pub/Impt
4.750% due 9/1/20	100,000	102,370
Bexar Cnty, TX Hsg. Fin. Corp.
5.625% due 12/01/11	180,000	185,596
Burkburnett Ltd. G.O.
6.000% due 02/15/10	125,000	132,091
Eagle Mtn & Saginaw TX ISD
0.0% due 8/15/19	250,000	145,420
Northside Tex Indpt Sch Dist
5.000% due 2/15/18	125,000	131,456
Tarrant Cnty TX Cultural Ed Facs Fin
5.000% due 11/15/10	100,000	102,163
Temple TX Util. Sys. Rev.
4.250% due 08/01/15	250,000	256,690
UTAH — 1.08%
Salt Lake Cnty Westminster College
4.500% due 10/01/14	230,000	232,744
WASHINGTON — 1.33%
Kent Wash Loc Impt Dist
4.650% due 12/12/19	300,000	287,190
WISCONSIN — 4.06%
Douglas Cnty Wisconsin
5.000% due 2/1/17	250,000	269,068
Wisconsin Health & Ed. Sinai
5.500% due 08/15/08	600,000	606,780

Total Municipal Bonds (cost $11,474,336)		11,622,911

Total (cost $18,471,636)		$20,731,264

(1)	Indicates non-income producing security
See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2007
Notes:
(1)	Percentages indicated are based on net assets of $21,572,231 at September 30, 2007.

(2)	The aggregate unrealized appreciation or depreciation of the market value of Equity Securities which was in excess or below their cost for Federal income tax purposes was as follows:

			Appreciation
	Market Value	Tax Cost	(Depreciation)
	$7,946,165	$5,698,008	$2,248,157
	1,162,189	1,299,292	(137,103)
Net	$9,108,354	$6,997,300	$2,111,054
(3)	The aggregate unrealized appreciation or depreciation of the market value of Municipal Bonds which was in excess or below their cost for Federal income tax purposes was as follows:

			Appreciation
	Market Value	Tax Cost	(Depreciation)
	$10,172,557	$9,997,872	$174,685
	1,450,354	1,476,464	(26,110)
Net	$11,622,911	$11,474,336	$148,575
(4)	The aggregate unrealized appreciation of the market value of all securities held by the Registrant in excess of their cost for Federal income tax purposes was $2,259,629.